As filed with the Securities and Exchange Commission on February 13, 1998.

                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                               ------------------
                               LECTEC CORPORATION
             (Exact name of registrant as specified in its charter)



           Minnesota                                    41-1301878
(State or other jurisdiction of            (I.R.S.  Employer Identification No.)
 incorporation or organization)

                             10701 Red Circle Drive
                           Minnetonka, Minnesota 55343
               (Address of principal executive offices) (Zip code)

                               LECTEC CORPORATION
                          401(k) & PROFIT SHARING PLAN
                              (Full title of plan)
                             ----------------------

                                                            Copy to:
          Mr. Rodney A. Young                        Timothy S. Hearn, Esq.
        Chief Executive Officer                       Dorsey & Whitney LLP
        10701 Red Circle Drive                       Pillsbury Center South
     Minnetonka, Minnesota   55343                   220 South Sixth Street
(Name and address of agent for service)           Minneapolis, Minnesota  55402
            (612) 933-2291                               (612) 340-7802
 (Telephone number, including area code,
      incorporation or organization)

                              --------------------


                         CALCULATION OF REGISTRATION FEE
===============================================================================================
                                            Proposed          Proposed
 Title of each class                    Maximum Offering       Maximum
 of Securities to be      Amount to be       Price        Aggregate Offering      Amount of
     registered            registered     per Unit (1)         Price (1)      Registration Fee
-----------------------------------------------------------------------------------------------
Common Stock ($.01 par
  value) to be issued
pursuant to the LecTec   300,000 shares     $4.81             $1,443,000           $426.00
 Corporation 401(k) &
Profit Sharing Plan(2)        (2)            (2)                 (2)                 (2)
-----------------------------------------------------------------------------------------------

(1) Estimated as provided in Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on February 6, 1998.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed by LecTec Corporation (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997 and December 31, 1997; and

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated August 28, 1987 and any amendment or report filed to update such description filed subsequent to the date hereof and prior to the termination of the offering of the Common Stock offered hereby.

         All documents filed by the Company or by the Company's 401(k) & Profit Sharing Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition,
Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterest quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

         LecTec's Bylaws provide that the Company's directors, officers, committee members and other persons shall have the rights to indemnification provided by Section 302A.521 of the Minnesota Business Corporation Act.

         The Company maintains a directors and officers insurance policy.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         23.1     Consent of Grant Thornton LLP

         24.1     Powers of Attorney

The Company has submitted or will submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that subparagraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on this 13th day of February, 1998.

                                           LecTec Corporation


                                           By /s/ Rodney A. Young
                                              ----------------------------------
                                              Rodney A. Young, Chief Executive
                                              Officer, President and Chairman

         Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on February 13, 1998.

            Signature                                      Title
            ---------                                      -----

  /s/ Rodney A. Young                             Chief Executive Officer,
---------------------------------------           President and Chairman
Rodney A. Young                                   (Principal Executive Officer)


  /s/ Deborah L. Moore                            Chief Financial Officer
---------------------------------------           (Principal Financial and
Deborah L. Moore                                  Accounting Officer)


                                                  Director
---------------------------------------
Lee M. Berlin

                                                  Director
---------------------------------------
Alan C. Hymes, M.D.

          *                                       Director
---------------------------------------
Paul O. Johnson

          *                                       Director
---------------------------------------
Bert J. McKasy

                                                  Director
---------------------------------------
Marilyn K. Speedie

          *                                       Director
---------------------------------------
Donald C. Wegmiller


*By /s/ Rodney A. Young
---------------------------------------
    Rodney A. Young, as Attorney-In-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on this 13th day of February, 1998.


                                                  LECTEC CORPORATION 401(k) &
                                                  PROFIT SHARING PLAN

                                                  By: LecTec Corporation



                                                  By: /s/Deborah L. Moore
                                                      --------------------------
                                                      Plan Administrator

                                  EXHIBIT INDEX

Exhibit
-------
23.1                  Consent of Grant Thornton LLP

24.1                  Powers of Attorney